UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 14, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code:	203-425-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 14, 2006, NYFIX, Inc. (the “Company”) announced that it would delay the filing of its 2005 Annual Report on Form 10-K for the year ended December 31, 2005 currently due March 16, 2006.

The text of the press release issued by the Company is furnished as Exhibit 99.1.

Item 8.01. Other Events.

On March 14, 2006, the Company announced that Enforcement Staff (the “Staff”) of the Securities and Exchange Commission (“SEC”) had advised the Company that the Staff is recommending that the SEC close its inquiry into the Company’s May 2004 restatement of its 1999 through 2002 consolidated financial statements without any action being taken against the Company or any individual. The May 2004 restatement included changes regarding the Company’s accounting of its 1999 and 2001 investments in and 2002 acquisition of an additional 30% ownership interest in NYFIX Millennium, L.L.C. As a result of the Staff’s recommendation, which is subject to a formal approval process within the SEC, the Company will not be required to produce any more documents or provide additional witnesses for testimony in connection with this inquiry.

The text of the press release issued by the Company is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.  Exhibits

99.1                Press release of NYFIX, Inc. dated March 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo
Name: Brian Bellardo
Title: Secretary

Dated: March 16, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release of NYFIX, Inc. dated March 14, 2006